Exhibit 99.1

FOR IMMEDIATE RELEASE

J. ALEXANDER’S HOLDINGS, INC. REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR ENDED JANUARY 3, 2021;

SALES RECOVERY CONTINUES IN FISCAL 2021;

FOURTH QUARTER OPERATING CASH FLOWS BEATS PRIOR YEAR

NASHVILLE, TN, March 15, 2021 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the “Company”), owner and operator of J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and other restaurants, today provided a business update and reported results for the fourth quarter and year ended January 3, 2021. Fiscal 2020 included 53 weeks as compared to 52 weeks in fiscal 2019, and the fourth quarter of fiscal 2020 included 14 weeks as compared to 13 weeks in the corresponding period of fiscal 2019.

Mark A. Parkey, Chief Executive Officer of J. Alexander’s Holdings, Inc., stated, “As we approach the one-year anniversary of the mid-March 2020 mandated dining room closures after the onset of the novel coronavirus (COVID-19) pandemic, I want to take this opportunity to reflect on the resilience and perseverance that our restaurant management and hourly teams have demonstrated over the last twelve months- all while adapting to a new business model that includes carry-out, restricted indoor seating capacities, daily sanitation protocols, enhanced technology features, rapid product development and deployment, and staffing challenges. They have consistently risen to the occasion, and I could not be prouder of the accomplishments that we have collectively achieved over this past year.” Parkey continued, “I am also encouraged by our sales recovery in the first two periods of 2021. In January and February 2021, our sales reached approximately 75% and 85%, respectively, of sales for the same periods of 2020 and approximately 78% and 88% of the same periods of 2019. Given the recent announcements easing capacity restrictions in various states, we are optimistic that sales will continue to build toward pre-pandemic levels.”

Fourth Quarter 2020 Highlights Compared To The Fourth Quarter Of 2019

•	Cash flow from operations for the fourth quarter of 2020 was $7,603,000 as compared to cash flow from operations in the fourth quarter of 2019 of $6,501,000.

•

Net sales for the fourth quarter of 2020 were $52,569,000, down from $63,439,000 reported in the fourth quarter of 2019. The fourth quarter of fiscal 2020 included 14 weeks, as compared to 13 weeks included in the fourth quarter of 2019. This extra week in the 2020 fourth quarter included the New Year’s holiday period, and management estimates that it contributed approximately $4,300,000 to net sales for the quarter.

•

Average weekly same store sales per restaurant (1) for the fourth quarter of 2020 were down 21.4% to $90,500 for the J. Alexander’s/Grill restaurants and down 24.9% to $63,100 for the Stoney River Steakhouse and Grill restaurants compared to the fourth quarter of 2019.

•

Income from continuing operations before income taxes totaled $1,257,000 for the fourth quarter of 2020. This compares to income from continuing operations before income taxes of $1,753,000 in the fourth quarter of 2019. Management estimates that the extra week contributed approximately $770,000 in income from continuing operations before income taxes to fourth quarter 2020 results. Additionally, during the fourth quarter of 2020, the Company recorded $1,082,000 in estimated Employee Retention Credits (discussed further below) which increased income from continuing operations before income taxes by the same amount.

•	Results for the fourth quarter of 2020 included an income tax benefit of $2,707,000 compared to an income tax benefit of $330,000 in the fourth quarter of 2019.

•	Net income for the fourth quarter of 2020 totaled $3,921,000 compared to net income of $2,030,000 in the fourth quarter of 2019.

•	Basic and diluted earnings per share were $0.27 for the fourth quarter of 2020 compared to basic and diluted earnings per share of $0.14 for the fourth quarter of 2019.

•

Adjusted EBITDA (2) was $4,493,000 in the fourth quarter of 2020 compared to $6,960,000 in the fourth quarter of 2019. Management estimates that the 53rd week included in the fourth quarter of 2020 contributed approximately $820,000 to Adjusted EBITDA.

•	Restaurant Operating Profit Margin (3) was 11.2% in the fourth quarter of 2020 compared to 12.2% for the fourth quarter of 2019.

•	Food and beverage costs as a percentage of net sales in the fourth quarter of 2020 were 30.8% compared to 32.9% in the fourth quarter of 2019.

As previously disclosed, the Company’s 2020 fourth quarter results were negatively impacted by dining room closures and increased capacity restrictions that began in mid-November 2020 and carried into January of 2021. As a result of those capacity constraints and the ongoing pandemic, the Company experienced downward trends in its average weekly same store sales(1) during the fourth quarter of 2020. Average weekly same store sales(1)

comparisons by month for the fourth quarter of 2020 as compared to the same periods of 2019 are as follows:

	October 2020 (4 weeks)	November 2020 (4 weeks)	December 2020 (6 weeks)
J. Alexander’s / Grill Restaurants	(11.2)%	(20.4)%	(28.9)%
Stoney River Steakhouse and Grill	(10.3)%	(21.1)%	(36.2)%

Off-premise sales continued to represent a meaningful portion of the Company’s business during the fourth quarter of 2020, comprising approximately 20% of total net sales for the quarter, which represents approximately $730,000 on average in off-premise sales weekly. As previously disclosed, off-premise sales were particularly robust during the holiday season and averaged approximately $850,000 weekly during the final six weeks of 2020 (i.e. the December 2020 accounting period).

As mentioned above, an additional item impacting fourth quarter 2020 results is the anticipated impact of the Employee Retention Credit available to the Company under the CARES Act, which was recorded as a reduction to “restaurant labor and related costs” totaling $1,082,000, which was the amount deemed probable of realization by the Company related to payroll costs incurred during the first three quarters of 2020.The Company has treated this as a reduction to Adjusted EBITDA(2) for the fourth quarter of 2020 given its unusual nature. An analysis of the payroll costs incurred by the Company during the fourth quarter of 2020 with regard to any potential Employee Retention Credits is ongoing and will be recorded if and when realization of such credits is deemed probable.

Chief Executive Officer’s Comments

“New operational challenges in the fourth quarter of 2020 required us to think outside the box and adapt yet again to evolving circumstances, including serving our guests for a period of time in newly-erected temporary outdoor dining structures in certain markets where governments disallowed indoor dining. Overall, we experienced satisfactory pricing of input costs in the fourth quarter, which along with active menu and recipe management, recent menu price increases and the implementation of the packaging charge for carry-out sales, helped our food and beverage costs, which were 30.8% of net sales in the quarter as compared to 32.9% of net sales in the fourth quarter of the prior year. We did not encounter any significant interruptions to our supply chain during the holiday season and were able to manage through minor supply shortages on the carry-out packaging front,” stated Parkey.

Parkey continued, “In a year where our sales declined by over 25 percent from the prior year, our net debt at year end only increased by approximately $1,200,000. We remained diligent in controlling our expenses and even funded the construction of a brand new restaurant that will open at the end of March 2021. We’ve learned a lot from the last year, and we believe that the investments that we’ve made in our people, our technology platforms, and most importantly, in our guest experience will position us well to achieve our operational and financial goals for fiscal 2021.”

Parkey also noted that the Company experienced severe winter weather during February 2021, beginning on Valentine’s Day (historically one of the busiest days of the year) and lasting throughout the week that followed. “These winter storms required us to close our restaurants, in some cases for multiple days, in several of our markets including in Alabama, Illinois, Kentucky, Louisiana, Missouri, Ohio, Tennessee and Texas resulting in a total of 54 closed days, and we estimate that the impact of those storms cost us approximately $500,000 in lost sales for February 2021,” Parkey stated. Despite the weather impact, the Company is excited about the sales trends in February and expects that momentum to continue.

“As of March 12, 2021, our restaurants are currently operating at an average of approximately 70% capacity of available seats,” Parkey further noted. “We are optimistic that in 2021 after the vaccines become broadly available to the general public, consumer confidence continues to build, and governmental restrictions are rolled back, our restaurants will return to serving dining rooms filled with loyal guests. While we are excited to continue and further develop our off-premise business, we certainly look forward to the days when each of our 46 locations will once again be operating at full capacity.”

Full Year 2020 Financial Results Highlights

For the full year ended January 3, 2021, the Company recorded net sales of $183,373,000 as compared to net sales of $247,269,000 recorded in fiscal 2019. As noted above, management estimates that the inclusion of the 53rd week in fiscal 2020 contributed approximately $4,300,000 to 2020’s full year sales results and approximately $770,000 to its full year income from continuing operations before income taxes.

The net loss for fiscal 2020 totaled $22,471,000 as compared to net income of $8,817,000 for fiscal 2019. In addition to the impact that the COVID-19 pandemic had on the Company’s results for fiscal 2020, the net loss for 2020 also includes a $15,737,000 goodwill impairment charge and $1,047,000 related to a long-lived asset impairment charge and related restaurant closing costs for the Company’s Cleveland location that was closed and subsequently sold during the year. No such charges were recorded during fiscal 2019.

During fiscal 2020, the Company implemented an Emergency Sick Leave Policy (“ESLP”) for its team members, specially to provide two weeks of paid leave for those needing time off from work due to a COVID-19 illness or to cover a portion of the time that their restaurants were required to be closed for dining. In 2020, the Company incurred approximately $3,320,000 related to the ESLP and other sick or vacation leave and continuing benefits paid in response to the COVID-19 pandemic.

Additionally, during fiscal 2020, the Company recorded an income tax benefit of $8,449,000 compared to an income tax benefit recorded in fiscal 2019 of $568,000. The current income tax benefit recorded in fiscal 2020 includes the impact of anticipated allowed federal carrybacks of fiscal 2020 net operating losses to prior years, which the Company anticipates will result in a federal tax refund of approximately $6,856,000. Fiscal 2020’s net loss also included the positive impact of the Employee Retention Credits of $1,082,000 as discussed above.

Adjusted EBITDA(2) for fiscal 2020 totaled $1,611,000 as compared to $25,616,000 recorded in fiscal 2019.

Liquidity and Business Update

As of January 3, 2021, the Company’s cash and cash equivalents totaled $12,363,000, and total outstanding indebtedness was $14,750,000, including $11,000,000 outstanding on the Company’s lines of credit facilities. In October 2020, the Company repaid $10,000,000 that was previously outstanding on its development line of credit. As of March 12, 2021, the Company has available capacity under its revolving line of credit of $15,000,000 and under its development line of credit of $10,000,000. The Company was in compliance with all required debt covenants as of January 3, 2021, and expects to be in compliance with its financial covenants for at least the next twelve months and to continue to meet conditions required to access its lines of credit.

As of March 12, 2021, the Company had cash on hand of approximately $14,900,000. Cash flow from operations for the fourth quarter of 2020 was positive $7,603,000 and for the full fiscal 2020 year was a positive $6,064,000. The Company anticipates that, based on current business levels, it will have adequate liquidity for fiscal 2021 from operating cash flows and available borrowings.

Restaurant Development

The Company will open its first ground-up build of a Redlands Grill restaurant in San Antonio, TX on March 29, 2021. Additionally, the Company anticipates that early in the second quarter of 2021, it will begin construction of a new J. Alexander’s Restaurant in Madison, AL, which is expected to open early in the fourth quarter of 2021.

2021 Outlook

The Company is not providing guidance for fiscal 2021 in light of the ongoing pandemic, current uncertain consumer environment, uncertainty concerning governmental restrictions on restaurant capacity and current market and economic conditions.

(1)Average weekly same store sales per restaurant is computed by dividing total restaurant same store sales for the period by the total number of days all same store restaurants were open for the period to obtain a daily sales average. The daily same store sales average is then multiplied by seven to arrive at average weekly same store sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation. Sales and sales days used in this calculation and amounts of other “same store” figures in this release include only those for restaurants in operation at the end of the period which have been open for more than 18 months. Revenue associated with reduction in liabilities for gift cards, which is recognized in proportion to guest redemptions based on historical redemption rates and commonly referred to as gift card breakage, is not included in the calculation of average weekly same store sales per restaurant. Average weekly same store sales are computed from sales amounts that have been determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)Please refer to the financial information accompanying this release for our definition of the non-GAAP financial measure Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA. Management uses Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies.

(3)“Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit, a non-GAAP financial measure, to net sales. Please refer to the financial information accompanying this release for our definition of the non-GAAP financial measure Restaurant Operating Profit and a reconciliation of operating income (loss) to Restaurant Operating Profit. Management uses Restaurant Operating Profit to measure operating performance at the restaurant level.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high-quality food, outstanding professional service and an attractive ambiance. The Company presently operates 46 restaurants in 16 states. The Company has its headquarters in Nashville, TN.

For additional information, visit www.jalexandersholdings.com

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future, including the impact of the COVID-19 pandemic on our operations, reopening restaurants at increased capacity, our sales, off-premise sales, cash position, liquidity, financial results, compliance with financial covenants in our loan agreement, our ability to manage through the COVID-19 pandemic and emerge in a strong position. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and other events and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the health and financial effects of the COVID-19 pandemic; availability of effective vaccines and treatments for COVID-19 including any new variants; government restrictions on indoor and outdoor dining and the Company’s ability to reopen its restaurants for in-person dining at normal capacities, and thereafter to reestablish and maintain satisfactory guest count levels and maintain or increase sales and operating margin in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the Company’s ability to obtain access to additional capital as needed; the Company’s ability to comply with financial covenants under its loan agreement with its lender and to access available borrowing capacity; the impact of any impairment of our long-lived assets, including tradename; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; changes in laws, including possible changes in the federal minimum wage rates; the Company’s evaluation of strategic alternatives; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual

Report on Form 10-K filed with the SEC on March 13, 2020, as amended on April 17, 2020, and subsequent filings, including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

J. Alexander’s Holdings, Inc.

Jessica Hagler

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited in thousands, except per share amounts)

	Quarter Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Net sales	$52,569	$63,439	$183,373	$247,269
Costs and expenses:
Food and beverage costs	16,210	20,897	59,499	79,338
Restaurant labor and related costs	15,676	19,363	64,160	76,905
Depreciation and amortization of restaurant property and equipment	2,903	3,027	12,094	11,874
Other operating expenses	11,892	12,423	43,048	49,451

Total restaurant operating expenses	46,681	55,710	178,801	217,568
Transaction, contested proxy and other related expenses	10	410	645	1,178
General and administrative expenses	4,312	4,934	16,958	18,750
Goodwill impairment charge	—	—	15,737	—
Long-lived asset impairment charges and restaurant closing costs	7	—	1,047	—
Pre-opening expense	75	502	238	859

Total operating expenses	51,085	61,556	213,426	238,355

Operating income (loss)	1,484	1,883	(30,053)	8,914
Other income (expense):
Interest expense	(236)	(90)	(824)	(580)
Other, net	9	(40)	160	151

Total other expense	(227)	(130)	(664)	(429)

Income (loss) from continuing operations before income taxes	1,257	1,753	(30,717)	8,485
Income tax benefit	2,707	330	8,449	568
Loss from discontinued operations, net	(43)	(53)	(203)	(236)

Net income (loss)	$3,921	$2,030	$(22,471)	$8,817

Basic earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.27	$0.14	$(1.51)	$0.62
Loss from discontinued operations, net	(0.00)	(0.00)	(0.01)	(0.02)

Basic earnings (loss) per share	$0.27	$0.14	$(1.53)	$0.60

Diluted earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.27	$0.14	$(1.51)	$0.61
Loss from discontinued operations, net	(0.00)	(0.00)	(0.01)	(0.02)

Diluted earnings (loss) per share	$0.27	$0.14	$(1.53)	$0.60

Weighted average common shares outstanding:
Basic	14,729	14,695	14,720	14,695
Diluted	14,760	14,728	14,720	14,741

Note: Per share amounts may not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

as a Percentage of Net Sales (Unaudited)

	Quarter Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Net sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Food and beverage costs	30.8	32.9	32.4	32.1
Restaurant labor and related costs	29.8	30.5	35.0	31.1
Depreciation and amortization of restaurant property and equipment	5.5	4.8	6.6	4.8
Other operating expenses	22.6	19.6	23.5	20.0

Total restaurant operating expenses	88.8	87.8	97.5	88.0
Transaction, contested proxy and other related expenses	0.0	0.6	0.4	0.5
General and administrative expenses	8.2	7.8	9.2	7.6
Goodwill impairment charge	—	—	8.6	—
Long-lived asset impairment charges and restaurant closing costs	0.0	—	0.6	—
Pre-opening expense	0.1	0.8	0.1	0.3

Total operating expenses	97.2	97.0	116.4	96.4

Operating income (loss)	2.8	3.0	(16.4)	3.6
Other income (expense):
Interest expense	(0.4)	(0.1)	(0.4)	(0.2)
Other, net	0.0	(0.1)	0.1	0.1

Total other expense	(0.4)	(0.2)	(0.4)	(0.2)

Income (loss) from continuing operations before income taxes	2.4	2.8	(16.8)	3.4
Income tax benefit	5.1	0.5	4.6	0.2
Loss from discontinued operations, net	(0.1)	(0.1)	(0.1)	(0.1)

Net income (loss)	7.5%	3.2%	(12.3)%	3.6%

Note: Certain percentage totals do not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Other Financial and Performance Data (Unaudited)

	Quarter Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Other Financial and Performance Data:

Adjusted EBITDA(1) (in thousands)	$4,493	$6,960	$1,611	$25,616
As a % of net sales	8.5%	11.0%	0.9%	10.4%
All Stores Basis Operating Metrics:
Average weekly sales per restaurant:

J. Alexander’s / Grill Restaurants	$89,100	$113,100	$81,900	$112,100
Percent change	(21.2)%		(26.9)%
Stoney River Steakhouse and Grill	$63,100	$84,000	$57,300	$80,100
Percent change	(24.9)%		(28.5)%

Average weekly guest counts:

J. Alexander’s / Grill Restaurants	(26.6)%	(2.8)%	(28.6)%	(2.2)%
Stoney River Steakhouse and Grill	(26.3)%	(2.2)%	(28.1)%	1.2%

Average guest check per restaurant (including alcoholic beverages):

J. Alexander’s / Grill Restaurants	$35.54	$33.10	$33.23	$32.46

Percent change	7.4%		2.4%
Stoney River Steakhouse and Grill	$44.16	$43.42	$42.05	$42.35
Percent change	1.7%		(0.7)%

Estimated inflation:
J. Alexander’s / Grill Restaurants (total food costs)	1.9%	1.9%
J. Alexander’s / Grill Restaurants (beef costs)	2.0%	7.6%
Stoney River Steakhouse and Grill (total food costs)	2.2%	2.3%
Stoney River Steakhouse and Grill (beef costs)	3.1%	8.6%

Same Store Basis Operating Metrics:
Average weekly same store sales per restaurant:

J. Alexander’s / Grill Restaurants	$90,500	$115,200	$83,200	$113,800
Percent change	(21.4)%		(26.9)%
Stoney River Steakhouse and Grill	$63,100	$84,000	$57,200	$79,800
Percent change	(24.9)%		(28.3)%

Average weekly same store guest counts:

J. Alexander’s / Grill Restaurants	(26.7)%	(2.2)%	(28.4)%	(1.9)%
Stoney River Steakhouse and Grill	(26.3)%	(1.6)%	(27.3)%	(0.2)%

Average same store guest check per restaurant (including alcoholic beverages):

J. Alexander’s / Grill Restaurants	$35.50	$33.15	$33.20	$32.52
Percent change	7.1%		2.1%

Stoney River Steakhouse and Grill	$44.16	$43.42	$41.86	$42.49
Percent change	1.7%		(1.5)%

(1)	See definitions and reconciliation attached.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	January 3, 2021	December 29, 2019
Assets
Current assets:
Cash and cash equivalents	$12,363	$8,803
Other current assets	13,399	9,289

Total current assets	25,762	18,092

Other assets	6,195	5,698
Deferred income taxes, net	4,627	2,918
Property and equipment, net	102,188	109,303
Right-of-use lease assets, net	72,515	70,277
Goodwill	—	15,737
Tradename and other indefinite-lived intangibles	25,648	25,648
Deferred charges, net	184	239

	$237,119	$247,912

Liabilities and Stockholders’ Equity
Current liabilities	$25,425	$31,226
Long-term debt, net of portion classified as current and unamortized deferred loan costs	12,746	2,845
Long-term lease liabilities, net of portion classified as current	78,968	75,883
Deferred compensation obligations	7,973	7,103
Other long-term liabilities	1,902	138
Stockholders’ equity	110,105	130,717

	$237,119	$247,912

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited in thousands)

	Year Ended
	January 3, 2021	December 29, 2019
Cash flows from operating activities:
Net (loss) income	$(22,471)	$8,817
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	12,290	12,123
Equity-based compensation expense	1,878	1,498
Asset impairment charges	16,426	—
Other, net	(1,181)	(1,675)
Changes in assets and liabilities, net	(878)	(3,508)

Net cash provided by operating activities	6,064	17,255
Cash flows from investing activities:
Purchase of property and equipment	(7,382)	(11,937)
Proceeds from sale of property and equipment	1,070	—
Other investing activities	(417)	(255)

Net cash used in investing activities	(6,729)	(12,192)
Cash flows from financing activities:
Proceeds from borrowings under debt agreement	32,100	—
Payments on long-term debt	(27,322)	(5,000)
Other financing activities	(553)	(43)

Net cash provided by (used in) financing activities	4,225	(5,043)

Increase in cash and cash equivalents	3,560	20
Cash and cash equivalents at beginning of the year	8,803	8,783

Cash and cash equivalents at end of the year	$12,363	$8,803

Supplemental disclosures:
Property and equipment obligations accrued at beginning of the year	$1,116	$819
Property and equipment obligations accrued at end of the year	879	1,116
Cash paid for interest	604	578
Cash (refunds received from) paid for income taxes	(230)	1,072

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance:

We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income (loss) before interest expense, income tax benefit, depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, employee retention credits, transaction, contested proxy and other related expenses, non-cash compensation, loss from discontinued operations, and pre-opening costs.

Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results and excludes certain items that are not indicative of our operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

We define “Restaurant Operating Profit ” as net sales less restaurant operating costs, which are food and beverage costs, restaurant labor and related costs, depreciation and amortization of restaurant property and equipment, and other operating expenses. Restaurant Operating Profit is a non-GAAP financial measure that we believe is useful to investors because it provides a measure of profitability for evaluation that does not reflect corporate overhead and other non-operating or unusual costs. “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales.

Our management uses Adjusted EBITDA and Restaurant Operating Profit to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA or Restaurant Operating Profit may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA and Restaurant Operating Profit should not be assessed in isolation from, or construed as a substitute for, net income (loss), operating income (loss) or other measures presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables:

	Quarter Ended		Year Ended
	January 3, 2021	December 29, 2019	January 3, 2021	December 29, 2019
Net income (loss)	$3,921	$2,030	$(22,471)	$8,817

Income tax benefit	(2,707)	(330)	(8,449)	(568)
Interest expense	236	90	824	580
Depreciation and amortization	2,964	3,106	12,345	12,182

EBITDA	4,414	4,896	(17,751)	21,011

Transaction, contested proxy and other related expenses	10	410	645	1,178
Loss on disposal of fixed assets	5	28	68	135
Asset impairment charges and restaurant closing costs	7	—	16,784	(2)
Non-cash compensation	1,021	1,071	2,506	2,199
Loss from discontinued operations, net	43	53	203	236
Pre-opening expense	75	502	238	859
Employee retention credits	(1,082)	—	(1,082)	—

Adjusted EBITDA	$4,493	$6,960	$1,611	$25,616

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

	Quarter Ended				Year Ended
	January 3, 2021		December 29, 2019		January 3, 2021		December 29, 2019
	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales
Operating income (loss)	$1,484	2.8%	$1,883	3.0%	$(30,053)	(16.4)%	$8,914	3.6%

General and administrative expenses	4,312	8.2%	4,934	7.8%	16,958	9.2%	18,750	7.6%
Transaction, contested proxy and other related expenses	10	0.0%	410	0.6%	645	0.4%	1,178	0.5%
Goodwill impairment charge	—	0.0%	—	0.0%	15,737	8.6%	—	0.0%
Long-lived asset impairment charges and restaurant closing costs	7	0.0%	—	0.0%	1,047	0.6%	—	0.0%
Pre-opening expense	75	0.1%	502	0.8%	238	0.1%	859	0.3%

Restaurant Operating Profit	$5,888	11.2%	$7,729	12.2%	$4,572	2.5%	$29,701	12.0%

Note: Certain percentage totals do not sum due to rounding.